Exhibit 10.9

SUCCESSOR BORROWER ASSUMPTION AND REAFFIRMATION AGREEMENT

THIS SUCESSOR BORROWER ASSUMPTION AND REAFFIRMATION AGREEMENT (this “Agreement”) is dated as of December 31, 2017 (the “Effective Date”) and is entered into by and among Sterling Midco Holdings, Inc., a Delaware corporation (the “Borrower”), Sterling Intermediate Corp., a Delaware corporation (“Holdings”), the Subsidiary Guarantors and KeyBank National Association as the administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents” and, each an “Agent”), and is made with reference to (i) that certain FIRST LIEN CREDIT AGREEMENT dated as of June 19, 2015 (as amended by the First Amendment to First Lien Credit Agreement, dated as of January 27, 2016, as further amended by the Second Amendment to First Lien Credit Agreement, dated as of July 27, 2016 (as amended by the Amendment to Second Amendment to First Lien Credit Agreement, dated as of January 23, 2017), as further amended by the Third Amendment to First Lien Credit Agreement, dated as of March 24, 2017, as further amended by the Fourth Amendment to First Lien Credit Agreement, dated as of June 30, 2017, as further amended by the Fifth Amendment to First Lien Credit Agreement, dated as of October 5, 2017, and as further modified, supplemented, amended, restated (including any amendment and restatement thereof), extended or renewed from time to time prior to the date hereof, the “First Lien Credit Agreement”) by and among the Borrower, Holdings, the Subsidiary Guarantors, the Lenders from time to time party thereto, the Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and (ii) that certain FIRST LIEN SECURITY AGREEMENT dated as of June 19, 2015 (as modified, supplemented, amended, restated, extended or renewed from time to time prior to the date hereof, the “First Lien Security Agreement”) by and among the Borrower, Holdings, the Subsidiary Guarantors and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the First Lien Credit Agreement. The provisions of Section 1.02 of the First Lien Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

RECITALS

WHEREAS, on the date hereof, certain subsidiaries of Holdings will be merged out of existence pursuant to the following transactions: (i) the Borrower will be merged with and into Sterling Infosystems, Inc., a Delaware corporation (“Infosystems”), with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between the Borrower and Infosystems (the “Borrower Merger”), (ii) Sterling Infosystems Holdings, Inc., a Delaware corporation (“Infosystems Holdings”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Infosystems Holdings and Infosystems, (iii) Sterling Protective Systems Inc., a Delaware corporation (“SPS”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between SPS and Infosystems, (iv) Screening International LLC, a Delaware limited liability company (“Screening International”) will be merged with and into Infosystems, with Infosystems as the surviving entity in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Screening International and Infosystems, (v) American Background Information Services, Inc., a Virginia corporation (“ABIS”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between ABIS and Infosystems, (vi) Abso, a California corporation (“Abso”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Abso and Infosystems, (vii) Unisource Screening & Information, Inc., a Nevada corporation (“Unisource”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Unisource and Infosystems, (viii) Sterling Infosystems - Ohio, Inc., an Arkansas corporation (“Sterling Ohio”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Sterling Ohio and Infosystems, (ix) The Premier Company, a Colorado corporation (“Premier”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Premier and Infosystems, (x) employeeescreenIQ, Inc., an Ohio corporation (“ESIQ”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between ESIQ and Infosystems, (xi) Data Quick Direct, Inc., a New York corporation (“Data Quick”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Data Quick and Infosystems (the “Data Quick Merger”), (xii) TalentWise, Inc., a Delaware corporation (“TalentWise”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between TalentWise and Infosystems, (xiii) Sterling Credit Screening, Inc., a Delaware corporation (“SCS”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between SCS and Infosystems (the “SCS Merger”) and (xiv) Verified Person, Inc., a Delaware corporation (“Verified Person”) will be merged with and into Infosystems, with Infosystems as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated December 13, 2017, between Verified Person and Infosystems (the mergers described in (i) through (xiv) above, collectively, the “Mergers” and, each Agreement and Plan of Merger providing for such Mergers, a “Merger Agreement” and, together the “Merger Agreements”);

WHEREAS, on the date hereof, Bishops Services, Inc. will covert to Bishops Services, LLC (“Bishops”) (the “Conversion” and, together with the Mergers, the “Corporate Reorganization”);

WHEREAS, subject to the conditions contained herein, Infosystems, as the surviving entity of the Borrower Merger, will succeed as the Borrower under the First Lien Credit Agreement, pursuant to Section 7.04(d)(ii) of the First Lien Credit Agreement (in such capacity, the “Successor Borrower”), simultaneously with the consummation of the Borrower Merger, and expressly assume all the obligations of the Borrower under the First Lien Credit Agreement and the other Loan Documents, as applicable;

WHEREAS, the Mergers of each of Infosystems Holdings, SPS, Screening International, ABIS, Abso, Unisource, Sterling Ohio, Premier, ESIQ, TalentWise, and Verified Person (each a “Merged Entity” and, together the “Merged Entities”) with and into Infosystems are permitted under Section 7.04(a)(ii) of the First Lien Credit Agreement;

WHEREAS, simultaneously with the consummation of the Mergers of the Merged Entities with and into Infosystems, by operation of law pursuant to the Merger Agreements, (i) all of the assets (other than the Equity Interest of the Merged Entities) and liabilities of the Merged Entities will be assumed by Infosystems and (ii) the Collateral Agent’s Liens against the Collateral of the Merged Entities created by the Collateral Documents and securing the Obligations will continue against such Collateral as owned by Infosystems (other than in respect of the Equity Interest of the Merged Entities);

WHEREAS, simultaneously with the consummation of the Data Quick Merger and the SCS Merger, Data Quick and SCS, respectively, will cease to be listed as Unrestricted Subsidiaries on Schedule 1.01B of the First Lien Credit Agreement;

WHEREAS, simultaneously with the consummation of the Corporate Reorganization, each of Holdings, Bishops and STS SID LLC (“STS”) will confirm that its Guaranty shall apply to all the Successor Borrower’s obligations under the Loan Documents, in each case, in accordance with Section 7.04(d)(ii)(C) of the First Lien Credit Agreement; and

WHEREAS, simultaneously with the consummation of the Corporate Reorganization, each of Holdings, Bishops, STS and the Successor Borrower (each a “Post-Reorganization Loan Party” and, together the “Post-Reorganization Loan Parties”) will confirm, that its obligations under the First Lien Security Agreement and each other applicable Collateral Document shall apply to all the Successor Borrower’s obligations under the Loan Documents, in each case, in accordance with Section 7.04(d)(ii)(D) of the First Lien Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AGREEMENT, ACKNOWLEDGEMENT AND CONSENT

1.1 On and from the Effective Date;

(a) Infosystems, as the surviving entity of the Borrower Merger, hereby succeeds as the Borrower under the First Lien Credit Agreement pursuant to Section 7.04(d)(ii) of the First Lien Credit Agreement and expressly assumes, and agrees to pay, perform and discharge when due, all the obligations of the Borrower under the First Lien Credit Agreement and the other Loan Documents, as applicable and each reference to the Borrower in the First Lien Credit Agreement shall be a reference to Infosystems;

(b) the Successor Borrower, the Administrative Agent and the Collateral Agent hereby acknowledge and agree that simultaneously with the consummation of the Mergers of the Merged Entities with and into Infosystems, by operation of law pursuant to the Merger Agreements, (i) all of the assets (other than the Equity Interest of the Merged Entities) and liabilities of the Merged Entities will be assumed by Infosystems and (ii) the Collateral Agent’s Liens against the Collateral of the Merged Entities created by the Collateral Documents and securing the Obligations will continue against such Collateral as owned by Infosystems (other than in respect of the Equity Interest of the Merged Entities);

(c) the Successor Borrower and the Administrative Agent hereby acknowledge and agree that Data Quick and SCS, respectively, shall cease to be listed as Unrestricted Subsidiaries on Schedule 1.01B of the First Lien Credit Agreement;

(d) each Post-Reorganization Loan Party hereby acknowledges that it has reviewed the terms and provisions of the First Lien Credit Agreement and this Agreement and consents to this Agreement. Each Post-Reorganization Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document);

(e) each Post-Reorganization Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement;

(f) each Post-Reorganization Loan Party as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Post-Reorganization Loan Party grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Post-Reorganization Loan Party granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies, reaffirms and grants such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations as amended hereby. Each Post-Reorganization Loan Party hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed; and

(g) the Collateral Agent hereby acknowledges and agrees that this Agreement constitutes notification by the Borrower of the change in (i) the legal name of Bishops and (ii) the identity or type of organization of Bishops in accordance with Section 3.03 of the First Lien Security Agreement.

SECTION II. CONDITIONS TO EFFECTIVENESS

The Agreement shall become effective as of the first date that each of the following conditions precedent are satisfied or waived in accordance with the First Lien Credit Agreement:

2.1 The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)	counterparts of this Agreement duly executed by each Loan Party, the Administrative Agent and the Collateral Agent;

(b)

such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Post-Reorganization Loan Party, amendments or updates to the organizational documents, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Post-Reorganization Loan Party, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which any Post-Reorganization Loan Party is to be a party on the Effective Date, after giving effect to the Corporate Reorganization;

(c)

a legal opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, New York and Delaware counsel to the Post-Reorganization Loan Parties in accordance with Section 7.04(d)(ii)(F) of the First Lien Credit Agreement;

(d)

forms of any documentation to be filed with the United States Patent and Trademark Office in respect of any Post-Reorganization Loan Party required pursuant to any Collateral Document, after giving effect to the Corporate Reorganization;

(e)	a stock certificate for the Successor Borrower, together with a stock transfer document executed in blank; and

(f)	evidence of filing of each certificates of merger with the applicable Secretary of State in respect of each merger consummated pursuant to the Merger Agreements.

2.2 The representations and warranties of each Loan Party set forth in Article V of the First Lien Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

2.3 No Default or Event of Default under the First Lien Credit Agreement exists or shall result from the consummation of the Corporate Reorganization or the other transactions contemplated hereby.

2.4 The Borrower Merger and Corporate Reorganization comply with the provisions of Section 7.04 of the First Lien Credit Agreement.

2.5 The Successor Borrower’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each in form and substance reasonably satisfactory to the Successor Borrower:

(a)	forms of UCC-3 financing statements to be filed with the applicable Secretary of State by the Borrower or the Collateral Agent (or their counsel) in respect of each Merged Entity and Bishops; and

(b)

all Pledged Equity (including, without limitation, all stock certificates and membership certificates, together with transfer documents executed in blank in connection thereto) in respect of any Merged Entity, the Borrower and Bishops held by the Collateral Agent immediately prior to the Effective Date.

SECTION III. REPRESENTATIONS AND WARRANTIES.

3.1 In order to induce the Administrative Agent and Collateral Agent to enter into this Agreement, each Loan Party, as applicable, represents and warrants to each Lender that, as of the Effective Date that, both before and after giving effect to this Agreement, the following statements are true and correct in all material respects:

(a)

Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement and to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of each Loan Party party hereto. This Agreement constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)

No Legal Bar; Approvals. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (i) will not violate, or conflict with, any requirement of Law or any Contractual Obligation of Holdings or any of its Restricted Subsidiaries except such violations or conflicts as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any Organization Documents of Holdings or any of its Restricted Subsidiaries or any Contractual Obligation of Holdings of or any of its Restricted Subsidiaries (other than Liens permitted under the Credit Agreement), except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) will not violate, or conflict with, the Organizational Documents of Holdings or any of its respective Restricted Subsidiaries. Each of Holdings and each of its Restricted Subsidiaries is in compliance with all Requirements of Law, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)

No Governmental Approval. No governmental approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) those, the failure of which to obtain or make could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION IV. MISCELLANEOUS

4.1 Effect on the First Lien Credit Agreement. (x) Except as provided hereunder, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under any Loan Document and (y) this Agreement shall be deemed to be a “Loan Document” as defined in the First Lien Credit Agreement.

4.2 Reference to and Effect on the First Lien Credit Agreement and the Other Loan Documents.

(a) On and after the Effective Date, each reference in the First Lien Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the First Lien Credit Agreement, each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the First Lien Credit Agreement shall mean and be a reference to the First Lien Credit Agreement as supplemented by this Agreement and each reference in the Loan Documents to the “Borrower”, “Guarantor”, “Subsidiary Guarantor”, “Grantor”, “Loan Party”, “Restricted Subsidiary”, “Unrestricted Subsidiary” or words of like import shall mean and be a reference to such terms as supplemented by this Agreement.

(b) Except as specifically supplemented by this Agreement, the First Lien Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the First Lien Credit Agreement or any of the other Loan Documents.

4.3 Incorporation. The provisions of Section 10.11, 10.15, 10.16 and 10.20 of the First Lien Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

STERLING MIDCO HOLDINGS, INC., as Borrower

STERLING INTERMEDIATE CORP., as Holdings
STERLING INFOSYSTEMS HOLDINGS, INC.
STERLING INFOSYSTEMS, INC. as Successor Borrower
EMPLOYEESCREENIQ, INC.
TALENTWISE, INC.
ABSO
THE PREMIER COMPANY
BISHOPS SERVICES, INC.
SCREENING INTERNATIONAL LLC
AMERICAN BACKGROUND INFORMATION SERVICES, INC.
UNISOURCE SCREENING & INFORMATION, INC.
STERLING INFOSYSTEMS – OHIO, INC.
STS SID LLC

By:	/s/ Daniel O’Brien
Name:	Daniel O’Brien
Title:	Chief Financial Officer

[Signature Page to Successor Borrower Assumption and Reaffirmation Agreement]

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ J.T. Taylor
Name: J.T. Taylor
Title: SVP

[Signature Page to Successor Borrower Assumption and Reaffirmation Agreement]